UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 24, 2025
Date of Report
(Date of earliest event reported)
AGCO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12930	58-1960019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4205 River Green Parkway
Duluth, Georgia 30096
(Address of principal executive offices, including Zip Code)
770 813-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of Class	Trading Symbol	Name of exchange on which registered
Common stock	AGCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on April 24, 2025. The following matters were voted upon and the results of the voting were as follows:

(1)    To elect nine directors to the Board of Directors for terms expiring at the Annual Meeting in 2026. The nominees, Messrs. Arnold, De Lange, Hansotia, Pörksen, Sagehorn and Tsien and Mses. Barbour, Clark and Golodryga were elected to the Company’s Board of Directors. The results follow:

Nominee	For	Against	Abstain
Michael C. Arnold	67,511,410	1,531,962	52,711
Sondra L. Barbour	68,768,991	275,214	51,878
Suzanne P. Clark	68,716,171	327,944	51,968
Bob De Lange	68,842,112	200,642	53,329
Zhanna Golodryga	68,877,733	164,384	53,966
Eric P. Hansotia	66,215,315	2,804,605	76,163
Niels Pörksen	59,797,076	9,243,657	55,350
David Sagehorn	68,784,582	256,773	54,728
Matthew Tsien	68,776,138	260,239	59,706

In addition to the votes reported above, there were 2,127,536 broker non-votes for this proposal.

(2)    To consider a non-binding advisory resolution to approve the compensation of the Company’s named executive officers. The results follow:

For	Against	Abstain
61,237,460	6,687,040	1,171,583

In addition to the votes reported above, there were 2,127,536 broker non-votes for this proposal.

(3)    To approve the AGCO Corporation Employee Stock Purchase Plan. The results follow:

For	Against	Abstain
68,516,156	531,207	48,720

In addition to the votes reported above, there were 2,127,536 broker non-votes for this proposal.

(4)    To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025. The results follow:

For	Against	Abstain
67,113,477	4,050,112	60,030

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Damon Audia
Damon Audia Senior Vice President and Chief Financial Officer

Dated: April 24, 2025